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                                                                    EXHIBIT 12.1


                 STATEMENT REGARDING COMPUTATION OF DEFICIENCY
            OF EARNINGS TO FIXED CHARGES AND DEFICIENCY OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     BOLDER Technologies Corporation's deficiency of earnings to fixed charges and deficiency of earnings to combined fixed charges and preferred stock dividends were computed as set forth below.


                              Six Months
                                Ended
                               June 30,                             Year Ended December 31,
                             -----------   -----------------------------------------------------------------------
                                 1999          1998            1997           1996           1995          1994
                             -----------   -----------    -----------     -----------    -----------   -----------
Interest, including
    amounts capitalized      $   679,754   $ 1,346,511    $   633,625     $    54,277    $    72,633   $    32,092

Amortization of debt
    discount (premium and
    expenses, including
    amounts capitalized)            --            --             --              --             --            --

Interest factor in rental
    expense                  $   173,384   $   299,727    $   313,680     $    67,090    $    63,336   $    39,952
                             -----------   -----------    -----------     -----------    -----------   -----------

Fixed charges                $   853,138   $ 1,646,238    $   947,305     $   121,367    $   135,969   $    72,044

Loss from continuing
    operations               $ 7,442,966   $ 9,943,969    $ 8,749,424     $ 4,160,090    $ 3,341,984   $ 3,316,224

Add back losses from
    equity-method
    investments                    --             --             --       $  (669,025)    $ (164,136)          --
                             -----------   -----------    -----------     -----------    -----------   -----------

Deficiency of earnings to
    fixed charges            $ 8,296,104   $ 11,590,207   $ 9,696,729     $ 3,612,432    $ 3,313,817   $ 3,388,268
                             ===========   ===========    ===========     ===========    ===========   ===========

Preferred stock dividends    $   756,450   $ 1,512,900    $   352,320            --            --             --

Accretion on preferred
    stock                    $   107,538   $   214,217    $    50,000            --            --             --
                             -----------   -----------    -----------     -----------    -----------   -----------
Deficiency of earnings to
    Fixed charges and
    preferred dividends      $ 9,160,092   $13,317,324    $10,099,049     $ 3,612,432    $ 3,313,817   $ 3,388,268
                             ===========   ===========    ===========     ===========    ===========   ===========